UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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	Preliminary Proxy Statement	Confidential, for Use of the Commission
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	Definitive Proxy Statement	Definitive Additional Materials

✓	Soliciting Materials Pursuant to §240.14a-12

REGENT COMMUNICATIONS INC.

(Name of Registrant as Specified In Its Charter)

RILEY INVESTMENT MANAGEMENT LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

For More Information:

Riley Investment Management LLC

11100 Santa Monica Blvd., Suite 810

Los Angeles, CA 90025

310-966-1445

FOR IMMEDIATE RELEASE:

——————————————

RILEY INVESTMENT PARTNERS MASTER FUND, L.P. SUES REGENT COMMUNICATIONS, INC (RGCI) FOR REFUSING TO CALL SPECIAL MEETING AND PROVIDE STOCKHOLDERS LIST

Los Angeles, Calif. – August 10, 2007 – Riley Investment Partners Master Fund, L.P. filed a lawsuit against Regent Communications, Inc. (Nasdaq: RGCI) in the Delaware Court of Chancery on Thursday August 9, 2007 for refusing to call a special meeting of shareholders after a request had been made by the requisite number of shareholders, and for refusing to provide all of the stockholder list materials to which shareholders are entitled to receive under Delaware law.

Prior to filing the lawsuit, Riley Investment Management LLC sent the following letter to Regent Communications on August 9, 2007:

Riley Investment Management LLC

11100 Santa Monica Boulevard, Suite 810 Los Angeles, CA 90025

Phone (310) 966-1445 Fax (310) 966-1096

August 9, 2007

VIA OVERNIGHT DELIVERY, REGISTERED MAIL AND FACSIMILE

President, Secretary and Board of Directors

Regent Communications, Inc.

2000 Fifth Third Center

511 Walnut Street

Cincinnati, OH 45202

Dear Sirs:

Because you have ignored your obligations under Regent Communications' by-laws and Delaware law, we are forced to file suit against you in the Delaware Court of Chancery for (1) refusing to call a special meeting of shareholders after a request had been made by more than 20% of the record shareholders of the Company and (2) refusing to provide us with all of the stocklist materials that we are entitled to receive under Delaware law. We believe that it is clear that you have delayed calling a special meeting and providing us complete stocklist materials because you want to impede improperly our right to contact other shareholders to solicit their proxies to elect new directors to the board.

On multiple occasions, we have provided documentation to the Company demonstrating that record shareholders holding more than 20% of the shares have validly demanded a special meeting. Yet the Company’s management and Board of Directors continue to obstruct the exercise of our shareholder rights, citing irrelevant technicalities to try to stall the process. On July 19, 2007, we sent a letter to Regent Communications requesting that the Company call a special meeting of shareholders to be held on September 3, 2007 in Cincinnati, Ohio. While more than 20% of the Company's shareholders delivered to the Company requests for the special meeting, we were initially told that the 20% requirement had not been met. After sending the Company for a second time documentation that 20% of the shareholders had made the same request for a special meeting, we were told that our request was invalid because the Company did not receive “original” copies of the request from each and every stockholder making the request. There is no such requirement in the Company’s bylaws or Delaware law.

We also made a separate request under Delaware law for the Company to provide a list of stockholders and related stockholder information. However, the Company initially denied this request saying our request was insufficient for the same reasons above in addition to a legal technicality. The Company's denial was disingenuous at best, and, given that the Company has the benefit of outside counsel, could be construed as purposefully misleading. The Company's bylaws do not indicate any minimum level of voting power required to entitle a shareholder to a shareholders list. More importantly, as we informed you, Delaware courts have broadly enforced a stockholder's right to inspect and copy the stockholders list and related materials. It took our threat of litigation for you to provide just a list of the registered holders. You continue to refuse to provide any of the other stockholder related information we reasonably requested and are entitled to under Delaware law, such as a current DTC breakdown.

Most importantly, raising specious arguments and hiding behind legal technicalities indicates to your shareholders that the Company’s management and Board choose to ignore its owners rather than listening to them. Riley Investment Partners Master Fund, L.P. and our other clients are one of the Company’s largest shareholders with over 8% of the outstanding shares, and we have demonstrated support of a large percentage of your other “owners”. In conversations with us, your Chairman, Bill Sutter, has pointed out that we have only been shareholders since the early part of 2007. While this point is completely irrelevant, we also know that there are several long-time, large shareholders who have owned shares since 2002 and earlier who have also demanded a special meeting. Furthermore, given that with a handful of telephone calls, we were able to garner more than 20% of the shareholders to call a special meeting, the Board should realize that its chances of winning a proxy contest are virtually non-existent. Perhaps this is the reason that you prefer to ignore our requests? Continuing to stall or ignore us will only result in further wasting the Company’s money, enriching company counsel, and end with the same result -- losing a shareholder vote. Accordingly, we demand that you to comply with your obligations under Delaware law and satisfy our requests immediately.

Sincerely,

John Ahn

Principal

Riley Investment Management LLC

INVESTOR NOTICES

Riley Investment Management LLC ("RIM") may file a proxy statement regarding the election of directors of Regent Communications, Inc. (the "Company"), amendment of the Company’s by-laws and other actions to be taken at the Company's special meeting of stockholders, which has been requested by affiliates of RIM and other non-related stockholders.

IN THE EVENT THAT A DETERMINATION IS MADE TO FILE A PROXY STATEMENT, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND RELATED MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and stockholders may obtain a free copy of any definitive proxy statement (when available) and other related materials filed by RIM with the Securities and Exchange Commission (the “SEC”) at the SEC's website at www.sec.gov.  In addition, RIM will provide copies of the proxy statement, if filed, without charge upon request.

The following may be deemed, under SEC rules, to be participants in the proxy solicitation: RIM; the officers and management of RIM; the individuals nominated by RIM affiliates for director, namely John Ahn, Bob D’Agostino, Jared Davis and Joseph Patrick Hannan; and Riley Investment Partners Master Fund, L.P.  Information  regarding  RIM and the other participants  and their direct or indirect interests is  available in their  respective Schedule  13Ds.